NEWS RELEASE

Company Contact:
Terri MacInnis, Director of Investor Relations Bibicoff & Associates, Inc. Phone: (818) 379-8500
Email: terrimac@bibicoff.com

COMMAND SECURITY COMPLETES MERGER WITH BROWN SECURITY INDUSTRIES, INC., INCLUDING ITS SUBSIDIARIES, STRATEGIC SECURITY SERVICES, INC. AND RODGERS POLICE PATROL
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LAGRANGEVILLE, N.Y., APRIL 18, 2007 -- Command Security Corporation (OTCBB:CMMD) announced today that it has completed its acquisition of California-based Brown Security Services, Inc., including its wholly-owned operating subsidiaries, Strategic Security Services, Inc. and Rodgers Police Patrol, Inc. The total purchase price for these companies was $3.0 million, plus an amount equal to their estimated consolidated tangible net worth on the closing date of $400,000, subject to adjustment. The purchase price was comprised of approximately $1.6 million in cash and 614,286 shares of Command’s common stock, based on the average closing price of Command’s common stock on the OTC Bulletin Board for the five consecutive trading days immediately preceding the date that the parties first entered into the definitive transaction documents.

Also, in conjunction with this transaction, the Financing Agreement between Command and The CIT Group/Business Credit, Inc. was amended to increase the aggregate line of credit under such agreement from $12.0 to $16.0 million and to provide for a $2.4 million acquisition advance to fund the cash requirements of this transaction. This amendment also provides for an extension of the maturity date of the Financing Agreement to December 12, 2008, reductions in interest rates, fees and availability reserves and an increase in the letter of credit sub-line to an aggregate amount of up to $3.0 million.

Commenting on the transactions, Barry I. Regenstein, President of Command Security, stated, "This acquisition broadens Command’s national network of office locations and expands our geographic reach. Brown’s clientele fits our model perfectly and we expect this acquisition to be accretive to our results in fiscal 2008. Additionally, we are pleased by the favorable responses received from our new and existing customers and the financial support provided by The CIT Group/Business Credit, Inc. These transactions further enhance our position as a nationally recognized provider of security services in this growing market within the United States.”
San Diego-based Strategic Security Services, Inc. and Rodgers Police Patrol, Inc. have been providing high-quality security services since 1940 as a family-owned operation. With security officers and a management team focused on the protection of its client's employees, visitors and assets, Brown currently serves the California market principally from its two regional offices located in San Diego and in Fremont with a total of approximately 300 employees,.

About Command:

Command Security Corporation (www.commandsecurity.com) provides aviation and security officer services through company-owned offices in California, Connecticut, Delaware, Florida, Illinois, Maine, Maryland, Massachusetts, Nevada, New Jersey, New York, Oregon, Pennsylvania and Washington

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the Company to successfully commercialize its new technologies as well as risk factors set forth under "Risk Factors" in the Company's annual report on Form 10-K for the year ended March 31, 2006, and such other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Command undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For more information concerning Command, please refer to its website at www.commandsecurity.com and to the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.

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